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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-67307, 333-42239, 333-23733, 333-22935,
333-00539, 333-58121 and 333-18403) and in the Registration Statements on Form S-8 (Nos. 333-59442, 333-69449, 333-84417, 333-52773, 333-50919, 333-64198,
333-37435, 33-22050 and 333-59442) and in the Registration Statements on Form S-4 (Nos. 333-76012 and 333-96793) of Dana Corporation of our report dated February 9, 2004 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
Toledo, Ohio
February 25, 2004